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                                                                     EXHIBIT 4.1

                         GUNDLE/SLT ENVIRONMENTAL, INC.
                       1996 NONQUALIFIED STOCK OPTION PLAN
                           FOR NON-EMPLOYEE DIRECTORS



 1. Purpose of the Plan. This 1996 Nonqualified Stock Option Plan for Non-Employee Directors ("Plan") of Gundle/SLT Environmental, Inc., a Delaware corporation ("Company") is adopted, subject to stockholder approval, for the benefit of directors of the Company who, during their time of service, are not employees ("Non-Employee Directors") of the Company or any of its subsidiaries (as defined in Section 425(f) of the Internal Revenue Code of 1986, as amended), and is intended to attract the services of experienced and knowledgeable Non-Employee Directors and provide an opportunity for ownership of the common stock, $.01 par value ("Common Stock"), of the Company, by such Non-Employee Directors.

         The Plan supersedes and replaces the Company's 1988 Nonqualified Stock Option Plan for Non-Employee Directors ("Former Plan"). Upon the effectiveness of the Plan, no further options shall be granted under the Former Plan, but all options previously granted under the Former Plan shall remain outstanding pursuant to the terms and provisions of the option agreements relating to their grant.

2. Administration of the Plan. The Plan shall be administered by the Board of Directors of the Company or any committee duly appointed thereby ("Board"). Subject to the terms of the Plan, the Board shall have the power to interpret the provisions of the Plan or any nonqualified options granted hereunder ("Options") and shall supervise the administration of the Plan. All decisions made by the Board pursuant to the provisions of the Plan or any Options shall be made by a majority of its members at a duly held regular or special meeting or by written consent in lieu of any such meeting, which decisions shall be final and binding. No member of the Board shall be liable for any act or omission of any other member of the Board or for any act on his own part including, without limitation, the exercise of any power or discretion given to him under this Plan, except those resulting from his own, gross negligence or willful misconduct or as otherwise restricted by applicable law.

3. Stock Reserved for the Plan. The shares subject to the grant of Options under the Plan shall consist of 100,000 shares of authorized but unissued shares of Common Stock or previously issued shares reacquired and held by the Company, and such number of shares shall be and is hereby reserved for issuance pursuant to this Plan. Any of such shares that may remain unsold and that are not subject to outstanding Options at the termination of the Plan shall cease to be reserved for the purpose of the Plan, but until termination of the Plan the Company shall at all times reserve a sufficient number of shares to meet the requirements of the Plan. Should any Option expire or be canceled prior to its exercise in full, the shares theretofore subject to such Option may again be made subject to an option under the Plan.




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4.       Grant of Options.

         (a) Directors Elected after the Effective Date of this Plan and any Subsequent Election. Subject to the provisions of paragraph 16, for so long as this Plan is in effect and shares are available for the grant of Options hereunder, each person who shall be elected a Non-Employee Director after the effective date of the Plan, shall be granted, on the date of such election and on each subsequent election, a non-qualified option to purchase 2,000 shares of Common Stock at a per share option price equal to the fair market value of a share of Common Stock on such date (such number of shares being subject to the adjustments provided in paragraph 14 of the Plan). The grant of Options under this paragraph 4(a) shall apply to any Non-Employee Director upon his election as a director of the Company after the effective date of the Plan and on each subsequent election to the Company's Board of Directors. Notwithstanding any provision contained herein to the contrary, no grant of Options shall be made to any Non-Employee Director hereunder to the extent such grant would cause such director to hold Options under this Plan to purchase in excess of 10,000 shares of Common Stock (such number of shares being subject to the adjustments provided in paragraph 14 of the Plan).

         (b) Fair Market Value. For purposes of this paragraph 4, the "fair market value" of a share of Common Stock as of any particular date shall mean the closing price on such day on the principal securities exchange on which the Common Stock is traded or quoted, or if such day is not a trading day for such securities exchange or the NASDAQ National Market, the closing price on the first preceding day that was a trading day.

5. Vesting and Term of Options. Subject to the provisions of paragraph 7, the Options granted pursuant to the Plan shall vest in full as of the time and date immediately preceding the next annual meeting of stockholders following the Date of Grant, provided that the grantee remains a director of the Company as of such vesting time. Each Option shall expire five years from the Date of Grant.

6. Procedure for Exercise. Options shall be exercised by written notice to the Company setting forth the number of shares with respect to which the option is to be exercised and specifying the address to which the certificates for such shares are to be mailed. Such notice shall be accompanied by cash or certified check, bank draft, or postal or express money order payable to the order of the Company, for an amount equal to the product obtained by multiplying the Option price times the number of shares of the Common Stock with respect to which the Option is then being exercised. As promptly as practicable after receipt of such written notification and payment, the Company shall deliver to the optionee a certificate or certificates for the number of shares with respect to which such Option has been so exercised, issued in the optionee's name; provided, however, that such delivery shall be deemed effected for all purposes when a stock transfer agent of the Company shall have deposited such certificates in the United States mail, addressed to the optionee, at the address specified pursuant to this paragraph 6.





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7.       Effect of Termination.

         (a) In the event of the death of an optionee, the Option granted to him may be exercised (to the extent, if any, he would have been entitled to do so at the date of his death) at any time and from time to time prior to its expiration by the executor or administrator of his estate or by the person or persons to whom his rights under the Option shall pass by will or the laws of descent and distribution, but in no event may the Option be exercised after its expiration.

         (b) In the event that an optionee ceases to be a director of the Company, the option granted to him may be exercised (to the extent, if any, he would have been entitled to do so at the date that he ceases to be a director) at any time and from time to time thereafter prior to the expiration of the option.

         (c) No transfer of an Option by an optionee by will or by the laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice of the same and an authenticated copy of the will and such other evidence as the Board may deem necessary to establish the validity of the transfer and the acceptance of the transferee or transferees of the terms and conditions of such Option and the terms and provisions of the Plan.

8. Option Agreement. Each Option granted under the Plan shall be evidenced by written option agreement, in a form approved by the Board, which shall be subject to the terms and conditions of the Plan. Any agreement may contain such other terms, provisions and conditions as may be determined by the Board and that are not inconsistent with the Plan.

9. Assignability. An Option shall not be assignable or otherwise transferable except by will or by the laws of descent and distribution. Each Option shall be exercised during the optionee's lifetime only by the optionee.

10. No Rights as Stockholder. No optionee shall have any rights as a stockholder with respect to shares covered by an Option until the date of issuance of a stock certificate or certificates for such shares; except as provided in paragraph 11, no adjustment for dividends, or otherwise, shall be made if the record date therefor is prior to the date of issuance of such certificate(s).

11. Extraordinary Corporate Transactions. New option rights may be substituted for the Option rights granted under the Plan, or the Company's duties as to options outstanding under the Plan may be assumed, by a corporation other than the Company, or by a parent or subsidiary of the Company, or such corporation, in connection with any merger, consolidation, acquisition, separation, reorganization, liquidation or like occurrence in which the Company is involved. Notwithstanding the foregoing or the provisions of paragraph 14 hereof, in the event such corporation, or parent or subsidiary of the Company or such corporation, does not substitute new option rights for, and substantially equivalent to, the option rights granted hereunder, or assume the option rights granted hereunder, the option rights granted hereunder shall terminate and thereupon become null and void




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(i) upon dissolution or liquidation of the Company, or similar occurrence, (ii)
upon any merger, consolidation, acquisition, separation, reorganization, or similar occurrence, where the Company will not be a surviving entity or (iii) upon a transfer of substantially all of the assets of the Company or more than 80% of the outstanding Common Stock; provided, however, that each optionee shall have the right immediately prior to or concurrently with such dissolution, liquidation, merger, consolidation, acquisition, separation, reorganization or similar occurrence, to exercise any unexpired option rights granted hereunder, including Options which would not otherwise be exercisable because of an insufficient lapse of time and further provided that, anything else herein to the contrary notwithstanding, in the event of a third-party tender offer, "street sweep," or similar transaction ("Initial Transaction") initiated more than six months following the Date of Grant for all or any portion of the outstanding Common Stock of the Company which (i) results or is likely to result in a "change of control," as that term is used in the federal securities laws, and (ii) is accompanied by a publicly-disclosed intention of the purchaser to pursue a subsequent merger or consolidation of the Company with another corporation for a consideration different than offered in the Initial Transaction, or a liquidation, dissolution, recapitalization or restructuring of the Company, then the Company shall redeem any outstanding Options on the consummation date of the Initial Transaction at a redemption price equal to the product of (a) the number of shares remaining unexercised under such options (whether or not the same shall then be exercisable), times (b) an amount equal to the difference between (x) the Fair Market Value of a share of Common Stock at the close of business on the consummation date of the Initial Transaction and
(y) the exercise price under such Options for a share of Common Stock, which redemption shall be evidenced by the payment to the Optionee of the redemption price, without the necessity of any surrender or transfer to the Company of such options, whereupon such options shall become null and void.

12. Investment Representation; Legends.

         (a) Each option agreement shall contain an agreement that, upon demand by the Board for such a representation, the optionee (or any person acting under paragraph (7(a)) shall deliver to the Company at the time of any exercise of an option a written representation that the shares to be acquired upon such exercise are to be acquired for investment and not for resale or with a view to the distribution thereof or such other representation as the Board deems advisable. Upon such demand, delivery of such representation, prior to the delivery of any shares issued upon exercise of an Option and prior to the expiration of the option period, shall be a condition precedent to the right of the optionee or such other person to purchase any shares.

         (b) The certificate(s) representing shares of Common Stock acquired upon exercise of this Option will be stamped or otherwise imprinted with a legend in such form as the Company or its counsel may require with respect to any applicable restrictions on the sale or transfer of such shares, and the stock transfer records of the Company will reflect stock-transfer instructions with respect to such shares.

13. Amendments or Termination. The Board may amend, alter or discontinue the Plan; provided, however, that, without the approval of the Company's stockholders, no amendment shall (i) increase




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the number of shares subject to the Plan; (ii) modify the requirements as to eligibility for participation in the Plan; or (iii) modify the number or time at which Options may be granted.

14. Changes in Company's Capital Structure. The existence of outstanding Options shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any reorganization or other corporate act or proceeding, whether of a similar character or otherwise; provided, however, that if the outstanding shares of Common Stock of the Company shall at any time be changed or exchanged by declaration of a stock dividend, stock split, combination of shares, or recapitalization, the number and kind of shares then subject to any outstanding Option shall be appropriately and equitably adjusted so as to maintain the proportionate number of shares without changing the aggregate option price of any outstanding Option.

15. Compliance with Other Laws and Regulations. The Plan, the grant and exercise of Options thereunder, and the obligation of the Company to sell and deliver shares under such Options, shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any governmental or regulatory agency or national securities exchange as may be required. The Company shall not be required to issue or deliver any certificates for shares of Common Stock prior to the completion of any registration or qualification of such shares under any federal or state law, or any ruling or regulation of any government body or national securities exchange which the Company shall, in its sole discretion, determine to be necessary or advisable.

16. Effectiveness and Expiration of the Plan. The Plan shall become effective, subject to stockholder approval, on December 14, 1995, the date the Board adopted the Plan. The Plan, and all Options granted hereunder prior to stockholder approval, shall be null and void and of no further force and effect unless this Plan shall have been approved by the requisite vote of the stockholders of the Company entitled to vote at a meeting of the stockholders called for such purpose on or before December 14, 1996. The Plan shall expire ten years and one day after the effective date of the Plan and thereafter no Option shall be granted pursuant to the Plan.




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